Exhibit 10.27

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) dated as of                     , 20        , is made by and between FIBROGEN, INC., a Delaware corporation (the “Company”), and                      (“Indemnitee”).

RECITALS

A. The Company desires to attract and retain the services of highly qualified individuals as directors, officers, employees and agents.

B. The Amended and Restated Bylaws of the Company (the “Bylaws”) require that the Company indemnify its directors and officers, and empowers the Company to indemnify its employees and agents, as authorized by the General Corporation Law of the State of Delaware, as amended (the “Code”), under which the Company is organized and such Bylaws expressly provide that the indemnification provided therein is not exclusive and contemplates that the Company may enter into separate agreements with its directors, officers and other persons to set forth specific indemnification provisions.

C. Indemnitee does not regard the protection currently provided by applicable law, the Bylaws, the Company’s other governing documents and available insurance as adequate under the present circumstances, and the Company has determined that Indemnitee and other directors, officers, employees and agents of the Company may not be willing to serve or continue to serve in such capacities without additional protection.

D. The Company desires and has requested Indemnitee to serve or continue to serve as a director, officer, employee or agent of the Company, as the case may be, and has proffered this Agreement to Indemnitee as an additional inducement to serve in such capacity.

E. Indemnitee is willing to serve, or to continue to serve, as a director, officer, employee or agent of the Company, as the case may be, if Indemnitee is furnished the indemnity provided for herein by the Company.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) Agent. For purposes of this Agreement, the term “Agent” of the Company means any person who: (i) is or was a director, officer, employee, agent or other fiduciary of the Company or a subsidiary of the Company; or (ii) is or was serving at the request or for the convenience of, or representing the interests of, the Company or a subsidiary of the Company, as a director, officer, employee, agent or other fiduciary of a foreign or domestic

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corporation, partnership, joint venture, trust or other enterprise, including as a deemed fiduciary thereto.

(b) Change in Control. For purposes of this Agreement, the term “Change in Control” shall be deemed to have occurred if:

(i) any person, as that term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), becomes, is discovered to be, or files a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) disclosing that such person is a beneficial owner (as defined in Rule 13d-3 under the Exchange Act or any successor rule or regulation), directly or indirectly, of securities of the Company representing 20% or more of the total voting power of the Company’s then outstanding voting securities (unless such person becomes such a beneficial owner in connection with the initial public offering of the Company);

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

(iii) the Company is merged, consolidated or reorganized into or with another corporation or other legal person (an “Acquiring Person”) or securities of the Company are exchanged for securities of an Acquiring Person, and immediately after such merger, consolidation, reorganization or exchange less than a majority of the combined voting power of the then outstanding securities of the Acquiring Person immediately after such transaction are held, directly or indirectly, in the aggregate by the holders of voting securities immediately prior to such transaction;

(iv) the Company, in any transaction or series of related transactions, sells or otherwise transfers all or substantially all of its assets to an Acquiring Person, and less than a majority of the combined voting power of the then outstanding securities of the Acquiring Person immediately after such sale or transfer is held, directly or indirectly, in the aggregate by the holders of voting securities immediately prior to such sale or transfer;

(v) the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then existing contract or transaction; or

(vi) any other transaction or series of related transactions occur that have substantially the effect of the transactions specified in any of the preceding clauses in this paragraph (b).

Notwithstanding the provisions of Section 1(b)(1) or 1(b)(4), unless otherwise determined in a specific case by majority vote of the Board of Directors of the Company, a Change of Control shall not be deemed to have occurred for purposes of this Agreement solely

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because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or (iii) any Company sponsored employee stock ownership plan, or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of stock of the Company, or because the Company reports that a Change in Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

(c) Expenses. For purposes of this Agreement, the term “Expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’, witness, or other professional fees and related disbursements, and other out-of-pocket costs of whatever nature, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes, and premium, security for, and other costs relating to any cost bond, supersedeas bond or appeal bond), actually and reasonably incurred by Indemnitee in connection with the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, the Code or otherwise, but shall not include any judgments, fines or penalties actually levied against Indemnitee for such individual’s violations of law or amounts paid in settlement by or on behalf of Indemnitee. The term “Expenses” shall also include reasonable compensation for time spent by Indemnitee for which he is not compensated by the Company or any subsidiary or third party (i) for any period during which Indemnitee is not an Agent, in the employment of, or providing services for compensation to, the Company or any subsidiary; and (ii) if the rate of compensation and estimated time involved is approved by the directors of the Company who are not parties to any action with respect to which Expenses are incurred, for Indemnitee while an Agent of, employed by, or providing services for compensation to, the Company or any subsidiary.

(d) Proceedings. For purposes of this Agreement, the term “proceeding” shall be broadly construed and shall include, without limitation, any threatened, pending, or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, and whether formal or informal in any case, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of: (i) the fact that Indemnitee is or was a director or officer of the Company; (ii) the fact that any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting as an Agent; or (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (including as a deemed fiduciary thereto), and in any such case described above, whether or not serving in any such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses may be provided under this Agreement. If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a proceeding, this shall be considered a proceeding under this paragraph.

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(e) Subsidiary. For purposes of this Agreement, the term “subsidiary” means any corporation, limited liability company or other entity of which more than 50% of the outstanding voting securities or equity interests are owned, directly or indirectly, by the Company and one or more of its subsidiaries, and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving as an Agent.

(f) Independent Counsel. For purposes of this Agreement, the term “independent counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “independent counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

2. Agreement to Serve. Indemnitee will serve, or continue to serve, as an Agent, as the case may be, faithfully and to the best of his or her ability, at the will of such entity (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves such entity , so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of governance documents of such entity, or until such time as Indemnitee tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended as an employment agreement between Indemnitee and the Company or any of its subsidiaries or to create any right to continued employment of Indemnitee with the Company or any of its subsidiaries in any capacity.

The Company acknowledges that it has entered into this Agreement and assumes the obligations imposed on it hereby, in addition to and separate from its obligations to Indemnitee under the Bylaws, to induce Indemnitee to serve, or continue to serve, as an Agent, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an Agent.

3. Indemnification.

(a) Indemnification in Third Party Proceedings. Subject to Section 10 below, the Company shall indemnify Indemnitee to the fullest extent permitted by the Code, as the same may be amended from time to time (but, to the fullest extent permitted by applicable law, only to the extent that such amendment permits Indemnitee to broader indemnification rights than the Code permitted prior to adoption of such amendment), if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding, other than an proceeding by or in the right of the Company to procure a judgment in its favor, for any and all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement), actually and reasonably incurred by Indemnitee in

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connection with the investigation, defense, settlement or appeal of such proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding had no reasonable cause to believe that Indemnitee’s conduct was unlawful. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the certificate of incorporation of the Company, the Bylaws, vote of its stockholders or disinterested directors or applicable law.

(b) Indemnification in Derivative Actions and Direct Actions by the Company. Subject to Section 10 below, the Company shall indemnify Indemnitee to the fullest extent permitted by the Code, as the same may be amended from time to time (but, to the fullest extent permitted by applicable law, only to the extent that such amendment permits Indemnitee to broader indemnification rights than the Code permitted prior to adoption of such amendment), if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding by or in the right of the Company to procure a judgment in its favor, against any and all Expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement, or appeal of such proceedings, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 3(b) in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court competent jurisdiction to be liable to the Company, unless and only to the extent that the Chancery Court of the State of Delaware or any court in which the proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

4. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by law and to the extent that Indemnitee is a party to (or a participant in) any proceeding and has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, in whole or part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred in connection with the investigation, defense or appeal of such proceeding. If Indemnitee is not wholly successful in such proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For these purposes, Indemnitee will be deemed to have been “successful on the merits” upon termination of any proceeding or of any claim, issue or matter therein, by the winning of a motion to dismiss (with or without prejudice), motion for summary judgment, settlement (with or without court approval), or upon a plea of nolo contendere or its equivalent.

5. Partial Indemnification; Witness Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses actually and reasonably incurred by Indemnitee in the investigation, defense,

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settlement or appeal of a proceeding, but is precluded by applicable law or the specific terms of this Agreement to indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s acting as an Agent, a witness or otherwise asked to participate in any proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

6. Advancement of Expenses. The Company shall advance the Expenses incurred by Indemnitee in connection with any proceeding, and such advancement shall be made within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice). Advances shall be unsecured, interest free and made without regard to Indemnitee’s ability to repay the expenses. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Advances shall be made without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Such advances are intended to be an obligation of the Company to Indemnitee hereunder and shall in no event be deemed to be a personal loan. Advances shall include any and all Expenses actually and reasonably incurred by Indemnitee pursuing an action to enforce Indemnitee’s right to indemnification under this Agreement, or otherwise and this right of advancement, including expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee acknowledges that the execution and delivery of this Agreement shall constitute an undertaking providing that Indemnitee shall, to the fullest extent required by law, repay the advance (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. No other undertaking shall be required. The right to advances under this Section shall continue until final disposition of any proceeding, including any appeal therein. This Section 6 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 10(b). Without limiting the generality or effect of the foregoing, within thirty days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses.

7. Notice and Other Indemnification Procedures.

(a) Notification of Proceeding. Unless the Company is a co-defendant or has otherwise received written notification in the proceeding, Indemnitee will notify the Company in writing promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The written notification to the Company shall include a description of the nature of the proceeding and the facts underlying the proceeding. To obtain indemnification under this Agreement, Indemnitee

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shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such proceeding. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement.

(b) Request for Indemnification and Indemnification Payments. Indemnitee shall notify the Company promptly in writing upon receiving notice of any demand, judgment or other requirement for payment that Indemnitee reasonably believes to be subject to indemnification under the terms of this Agreement, and shall request payment thereof by the Company. Indemnification payments requested by Indemnitee under Section 3 hereof shall be made by the Company no later than sixty (60) days after receipt of the written request of Indemnitee. Claims for advancement of Expenses shall be made under the provisions of Section 6 herein.

(c) Application for Enforcement. In the event the Company fails to make timely payments as set forth in Sections 6 or 7(b) above, Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing Indemnitee’s right to indemnification or advancement of Expenses pursuant to this Agreement. In such an enforcement hearing or proceeding, the burden of proof shall be on the Company to prove that indemnification or advancement of Expenses to Indemnitee is not required under this Agreement or permitted by applicable law. Any determination by the Company (including its Board of Directors, a committee thereof, stockholders or independent counsel) that Indemnitee is not entitled to indemnification hereunder, shall not be a defense by the Company to the action nor create any presumption that Indemnitee is not entitled to indemnification or advancement of expenses hereunder.

(d) Indemnification of Certain Expenses. The Company shall indemnify Indemnitee against all Expenses incurred in connection with any hearing or proceeding under this Section 7 unless the Company prevails in such hearing or proceeding on the merits in all material respects.

8. Assumption of Defense. In the event the Company shall be requested by Indemnitee to pay the Expenses of any proceeding, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, or to participate to the extent permissible in such proceeding, with counsel reasonably acceptable to Indemnitee. Upon assumption of the defense by the Company and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that Indemnitee shall have the right to employ separate counsel in such proceeding at Indemnitee’s sole cost and expense. Notwithstanding the foregoing, if Indemnitee’s counsel delivers a written notice to the Company stating that such counsel has reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or the Company shall not, in fact, have employed counsel or otherwise actively pursued the defense of such proceeding within a reasonable time, then in any such event the fees and expenses of Indemnitee’s counsel

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to defend such proceeding shall be subject to the indemnification and advancement of Expenses provisions of this Agreement.

9. Insurance. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has an insurance policy or policies providing liability insurance for Agents in effect or otherwise potentially available, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. In the event of a Change in Control or the Company’s becoming insolvent (including being placed into receivership or entering the federal bankruptcy process and the like), the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance (including directors’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a fixed period of six years thereafter (a “Tail Policy”). Such coverage shall be placed by the incumbent insurance brokers with the incumbent insurance carriers using the policies that were in place at the time of the Change in Control or insolvency, as applicable (unless the incumbent carriers will not offer such policies, in which case the Tail Policy placed by the incumbent insurance broker shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies).

10. Exceptions.

(a) Certain Matters. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee on account of any proceeding with respect to (i) remuneration paid to Indemnitee if it is determined by a final adjudication not subject to further appeal that such remuneration was in violation of law; or (ii) a final adjudication not subject to further appeal rendered against Indemnitee for an accounting, disgorgement or repayment of profits made from the purchase or sale by Indemnitee of securities of the Company against Indemnitee or in connection with a settlement by or on behalf of Indemnitee to the extent it is acknowledged by Indemnitee and the Company that such amount paid in settlement resulted from Indemnitee’s conduct from which Indemnitee received monetary personal profit, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or other provisions of any federal, state or local statute or rules and regulations thereunder.

(b) Claims Initiated by Indemnitee. Any provision herein to the contrary notwithstanding, the Company shall not be obligated to indemnify or advance Expenses to Indemnitee with respect to proceedings or claims initiated or brought by Indemnitee against the Company or its directors, officers, employees or other agents and not by way of defense, except (i) with respect to proceedings brought to establish or enforce a right to indemnification or advancement under this Agreement or under any other agreement, provision in the Bylaws or the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) or applicable law, or (ii) with respect to any other proceeding initiated by Indemnitee that is either approved by the Board of Directors or Indemnitee’s participation is required by applicable law.

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However, indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors determines it to be appropriate.

(c) Settlements. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee under this Agreement for any amounts paid in settlement of a proceeding effected without the Company’s written consent, which shall not be unreasonably withheld. Neither the Company nor Indemnitee shall unreasonably withhold consent to any proposed settlement; provided, however, that the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company is also a party in such proceeding and determines in good faith that such settlement is not in the best interests of the Company and its stockholders. The Company shall have the right to settle any proceeding (or any part thereof) with respect to persons other than Indemnitee (including the Company) without the consent of Indemnitee (so long as doing so would not impose a penalty or limitation on the Indemnitee without Indemnitee’s written consent); provided, however, that the Company shall not, on its own behalf, settle any part of any proceeding to which Indemnitee is party with respect to other parties (including the Company) without the written consent of Indemnitee if any portion of such settlement is to be funded from insurance proceeds unless approved by (a) the written consent of Indemnitee or (b) a majority of the independent members of the Company’s Board of Directors; provided, further, that the right to constrain the Company’s use of corporate insurance as described in this section shall terminate at the time the Company concludes (per the terms of this Agreement) that (i) Indemnitee is not entitled to indemnification pursuant to this agreement, or (ii) such indemnification obligation to Indemnitee has been fully discharged by the Company.

(d) Securities Act Liabilities. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), or in any registration statement filed with the SEC under the Act. Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K currently generally requires the Company to undertake in connection with any registration statement filed under the Act to submit the issue of the enforceability of Indemnitee’s rights under this Agreement in connection with any liability under the Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue. Indemnitee specifically agrees that any such undertaking shall supersede the provisions of this Agreement and to be bound by any such undertaking.

(e) Prior Payments Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance Expenses to Indemnitee under this Agreement for which payment has actually been made to or on behalf of Indemnitee under any insurance policy procured by the Company or other indemnity provision, expect with respect to any excess beyond the amount paid under any insurance policy or indemnity policy.

11. Nonexclusivity and Survival of Rights. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other

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rights which Indemnitee may at any time be entitled under any provision of applicable law, the Certificate, the Bylaws or other agreements, both as to action in Indemnitee’s official capacity and Indemnitee’s action as an Agent, in any court in which a proceeding is brought, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an Agent and shall inure to the benefit of the heirs, executors, administrators and assigns of Indemnitee. The obligations and duties of the Company to Indemnitee under this Agreement shall be binding on the Company and its successors and assigns until terminated in accordance with its terms. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement, expressly to assume and agree to perform this Agreement as well as indemnify Indemnitee to the fullest extent permitted by law.

No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her corporate status prior to such amendment, alteration or repeal. To the extent that a change in the Code, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate, the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, by Indemnitee shall not prevent the concurrent assertion or employment of any other right or remedy by Indemnitee.

12. Term. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as Agent; or (b) one (1) year after the final termination of any proceeding, including any appeal then pending, in respect to which Indemnitee was granted rights of indemnification or advancement of Expenses hereunder.

To the fullest extent permitted by applicable law, no legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against an Indemnitee or an Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five-year period; provided, however, that if any shorter period of limitations is otherwise applicable to such cause of action, such shorter period shall govern.

13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who, at the request and expense of the Company, shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

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14. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of Expenses to Indemnitee to the fullest extent now or hereafter permitted by law.

15. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 14 hereof.

16. Amendment and Waiver. No supplement, modification, amendment, or cancellation of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17. Notice. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by electronic transmission, shall be deemed to have been validly served, given or delivered when sent, if by overnight delivery, courier or personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified at the addresses set forth on the signature page of this Agreement (or such other address(es) as a party may designate for itself by like notice). If to the Company, notices and demands shall be delivered to the attention of the Secretary of the Company.

18. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

19. Consent to Jurisdiction. The Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) agree to appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, an agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and

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(e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

21. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

22. Equitable Remedies. The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm (having agreed that actual and irreparable harm will result in not forcing the Company to specifically perform its obligations pursuant to this Agreement) and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of a bond or undertaking.

23. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

24. Offset. The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such enterprise. Notwithstanding any other provision of this Agreement to the contrary, (a) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage

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among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (b) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

25. Entire Agreement. Subject to Section 11 hereof, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate, the Bylaws, the Code and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder.

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

COMPANY

FIBROGEN, INC.

By:
Name:
Title:

Address:

INDEMNITEE

Signature of Indemnitee

Print or Type Name of Indemnitee

Address: